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                                                                     Exhibit 5.1

[GREENBERG TRAURIG LOGO]

June 28, 2004

WellCare Group, Inc.
6800 North Dale Mabry Highway
Suite 268
Tampa, Florida 33614

Ladies and Gentlemen:

      WellCare Group, Inc., a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission a Registration Statement on Form S-1, as amended (Registration No. 333-112829) (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the sale by the Company and a certain stockholder of the Company (the "Selling Stockholder") of up to an aggregate of 8,433,333 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), including (i) 7,333,333 shares of Common Stock to be sold by the Company to the underwriters for whom Morgan Stanley & Co. Incorporated is acting as representative (the "Underwriters") (the "Company Shares"); and (ii) up to 1,100,000 shares of Common Stock that the Underwriters will have an option to purchase from the Selling Stockholder, solely for the purpose of covering over-allotments (the "Selling Stockholder Shares"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

      In connection with the preparation of the Registration Statement and this opinion letter, we have examined, considered and relied upon the following documents (collectively, the "Documents"):

      (i) the Company's amended and restated certificate of incorporation, to be filed with the Secretary of State of the State of Delaware immediately prior to the closing of this offering (the "Restated Charter");

      (ii) the Company's amended and restated bylaws;

      (iii) the Agreement and Plan of Merger, dated as of February 12, 2004, between the Company and WellCare Holdings, LLC (the "Merger Agreement");

      (iv) resolutions of the board of directors of the Company;

      (v) the Registration Statement and schedules and exhibits thereto; and

      (vi) such other documents and matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

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      In rendering the opinions set forth below, we have assumed without investigation the genuineness of all signatures and the authenticity of all Documents submitted to us as originals, the conformity to authentic original documents of all Documents submitted to us as copies, and the veracity of the Documents. As to questions of fact material to the opinions hereinafter expressed, we have relied upon the representations and warranties of the Company made in the Documents.

      Based upon the foregoing examination, and subject to the qualifications set forth below, we are of the opinion that, following the filing with the Secretary of State of the State of Delaware of (i) the certificate of merger contemplated by the Merger Agreement and (ii) the Restated Charter:

      (1) The Company Shares will be duly authorized and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement filed as
Exhibit 1.1 to the Registration Statement, will be validly issued, fully paid and non-assessable.

      (2) The Selling Stockholder Shares will be duly authorized, validly issued, fully paid and non-assessable.

      The opinions expressed above are limited to the General Corporation Law of the State of Delaware which includes the statutory provisions thereof as well as all applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting these laws. Our opinion is rendered only with respect to laws, and the rules, regulations and orders thereunder, which are currently in effect.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Validity" in the prospectus comprising a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required by Section 7 of the Act and the rules and regulations promulgated thereunder.

                                           Very truly yours,

                                           /s/  Greenberg Traurig, LLP

                                           GREENBERG TRAURIG, LLP